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                                                              Exhibit 99.3

EXHIBIT 3


                  JOINT FILING AGREEMENT BETWEEN JAMES R. COREY
                                       AND
                     THE JAMES COREY GRAT DATED JULY 9, 1999

                  WHEREAS, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to
Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  James R. Corey and the James Corey GRAT dated July 9, 1999 do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file a
Schedule 13D and all amendments thereto relating to their ownership of Common Stock of Luminant Worldwide Corporation, and do hereby further agree that said Schedule 13D and all amendments thereto shall be filed on behalf of each of them.

Dated:  September 30, 1999

                                            By: /S/ JAMES R. COREY
                                               -------------------------
                                               James R. Corey


                                            James Corey GRAT dated July 9, 1999

                                            By: /S/ JAMES R. COREY
                                               -------------------------
                                            Name:  James R. Corey
                                            Title: Trustee